Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Spier, and I, James F. Brace, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Wells-Gardner Electronics Corporation (the “Company”) on Form 10-Q for the three and nine months ended September 30, 2005:

(1)                                 Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)                                 That the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 11, 2005	By:	/s/ ANTHONY SPIER
Anthony Spier
Chairman, President &
Chief Executive Officer

Date: November 11, 2005	By:	/s/ JAMES F. BRACE
James F. Brace
Vice President of Finance,
Chief Financial Officer,
Treasurer & Corporate Secretary